Report of Independent Auditors


Board of Directors and Shareholders
The J.M. Smucker Company


We have audited the accompanying balance sheet of Mrs. Smith's, Inc. as of April 30, 1996, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mrs.
Smith's, Inc. as of April 30, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ERNST & YOUNG LLP



May 23, 1996

Mrs. Smith's, Inc.
Balance Sheet
April 30, 1996
(Dollars In Thousands)


Assets
Current assets:
     Cash                                                      $   474
     Trade receivables, net                                      8,934

Inventories:
     Finished products                                          14,673
     Raw materials, containers, and supplies                    12,012
                                                                26,685

     Deferred federal income taxes                               1,378
     Intercompany receivable from the J.M. Smucker Company         940
     Other receivables                                             682
     Prepaid expenses                                              306
     State income taxes receivable                                 220
     Noncompete agreement                                          183
Total current assets                                            39,802

Property, plant, and equipment:
     Land and land improvements                                    955
     Buildings and fixtures                                     10,144
     Machinery and equipment                                    25,305
     Construction in progress                                    1,888
                                                                38,292
     Accumulated depreciation                                   (6,320)
Total property, plant, and equipment                            31,972

Other noncurrent assets:
     Notes receivable--employees                                   632
     Trademark, net of accumulated amortization of $1,427       25,973
     Goodwill, net of accumulated amortization of $447           8,133
Total other noncurrent assets                                   34,738
                                                              $106,512

Liabilities and shareholder's equity
Current liabilities:
     Accounts payable                                         $  4,671
     Salaries, wages, and additional compensation                1,579
     Accrued marketing and merchandising                         4,564
     Accrued product returns                                       261
     Accrued expenses                                               52
Total current liabilities                                       11,127

Noncurrent liabilities:
     Note payable to The J.M. Smucker Company                   46,016
     Intercompany payable to The J.M. Smucker Company           34,945
     Deferred federal income taxes                               3,038
     Deferred retirement benefits                                   94
Total noncurrent liabilities                                    84,093

Shareholder's equity:
     Common shares--no par value:
          Authorized--750 shares; outstanding--100,
               at stated value (one dollar)                         --
     Additional capital                                         10,000
     Retained income                                             1,292
Total shareholder's equity                                      11,292
                                                              $106,512


See accompanying notes.

Mrs. Smith's, Inc.
Statement of Operations
Year ended April 30, 1996
(Dollars In Thousands)


Net sales                                                     $113,205
Cost of products sold                                           72,563
Gross profit                                                    40,642

Selling, distribution, and administrative expenses              34,193
Operating income                                                 6,449

Other expense--net                                                 884
Interest expense                                                 3,244
Income before income taxes                                       2,321

Provision for income taxes                                         943
Net income                                                    $  1,378

See accompanying notes.

Mrs. Smith's, Inc.
Statement of Cash Flows
Year ended April 30, 1996
(Dollars In Thousands)


Operating activities
Net income                                                    $  1,378
Adjustments to reconcile net income to net cash
     used for operating activities:
          Depreciation and amortization                          4,140
          Deferred income taxes                                  1,663
          Loss on sale of equipment                                 17
          Changes in assets and liabilities:
               Trade receivables                                   214
               Inventories                                      (2,003)
               Other current assets                             (4,942)
               Accounts payable and accrued items               (6,651)
Net cash used for operating activities                          (6,184)

Investing activities
Additions to property, plant, and equipment                     (4,826)
Proceeds from sale of property, plant, and equipment                21
Net cash used for investing activities                          (4,805)

Financing activities
Advances from The J.M. Smucker Company                          10,930
Net cash provided from financing activities                     10,930
Net decrease in cash and cash equivalents                          (59)
Cash and cash equivalents at beginning of year                     533
                                                              $    474

See accompanying notes.

                         Mrs. Smith's, Inc.
                    Notes to Financial Statements
                           April 30, 1996


1. Sale of the Business

Mrs. Smith's, Inc. (the Company), a wholly owned subsidiary of The J.M. Smucker Company, manufactures and markets branded frozen pies and pie shells under the Mrs. Smith's brand name and produces aluminum pans for its pie operations and steel magnetic shielding for sale to third parties. The Company, which maintains its headquarters and principal manufacturing facility in Pottstown, Pennsylvania, sells its products primarily in the United States.

Effective May 31, 1996, The J.M. Smucker Company completed the sale of the Company to a subsidiary of Flowers Industries, Inc. for a combination of cash, notes receivable, and assumption of certain liabilities. In connection with this divestiture, The J.M. Smucker Company has entered agreements to lease certain property, plant, and equipment of the Company to a Flowers subsidiary called Mrs. Smith's Bakeries Inc. under operating lease agreements.


2. Accounting Policies

Inventories

The Company values its inventories at the lower of first-in, first-out
(FIFO) cost or market, with market considered as replacement value.

Intangible Assets

The excess of cost over the fair value of net assets acquired and the trademark are being amortized using the straight-line method over 40 years. The Company continually evaluates whether events or circumstances have occurred that would indicate the carrying value may not be recoverable or the useful life warrants revision. When factors indicate that goodwill and other intangible assets should be evaluated for possible impairment, the Company analyzes the future recoverability of the asset using an estimate of the related undiscounted future cash flows of the business, and recognizes any adjustment to its carrying value on a current basis.

Property, Plant, and Equipment

Property, plant, and equipment are carried at cost with depreciation computed over the estimated useful life by the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense was $4,522,000 in 1996.

Income Taxes

The Company is included in the consolidated federal income tax return of The J.M. Smucker Company. The amount of income taxes allocated to the Company is based on the amount of taxes determined as if the Company filed a separate return. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Risks and Uncertainties

The Company's products are primarily sold through brokers to chain, wholesale, cooperative and independent grocery accounts and other consumer markets. The fruit raw materials used by the Company are generally purchased from independent growers and suppliers. Because of the seasonal volatility of the quantities of most of the crops on which the Company depends, it is necessary to prepare and freeze stocks of fruit and fruit juices and maintain them in cold storage warehouses. The Company believes there is no concentration of risk with any single customer or supplier whose failure or non-performance would materially affect the Company's results.

In addition, the Company insures its business and assets against insurable risks in a manner that it deems appropriate. It believes that the risk of loss from noninsurable events would not have a material adverse effect on the Company's operations as a whole.

3. Employee Benefit Plans

Defined Benefit Pension Plan: All employees of the Company are covered under The J.M. Smucker Company's pension plan. Benefits are based on the employee's years of service and compensation. The plan is funded in conformity with the funding requirements of applicable government regulations. The costs of the plan have been actuarially determined. No separate determination has been made of the actuarial present value of the accumulated benefits and the plan's net assets as they relate to employees of the Company. Pension expense, as allocated to the Company, was $49,000 for the year ended April 30, 1996.

Savings Plan: The J.M. Smucker Company also sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code for all employees not covered by collective bargaining agreements. The contributions made by The J.M. Smucker Company under the plan are based on a specified percentage of employee contributions. The charge to operations for this plan, as allocated to the Company, was $144,000 for the year ended April 30, 1996.

Deferred Retirement Benefit Plan: In addition to providing pension benefits, The J.M. Smucker Company sponsors an unfunded defined postretirement plan which provides health care and life insurance benefits to substantially all active and retired, domestic, nonrepresented employees, and their covered dependents and beneficiaries. The plan is contributory, with retiree contributions adjusted periodically, and contains other cost-sharing features, such as deductibles and coinsurance. Covered employees generally are eligible for these benefits when they have reached age 55 and attained 10 years of service. The costs of the plan have been actuarially determined. No separate determination has been made of the actuarial present value of accumulated benefits as they relate to employees of the Company.

4. Related Party Transactions

Intercompany charges for the year ended April 30, 1996 were as follows:

Cost of products sold                                      $ 7,329,000
Selling, distribution, and administrative expenses           7,841,000
Interest expense                                             3,244,000
State income taxes                                             231,000
Other                                                        2,212,000
                                                           $20,857,000

5. Leases

The Company leases certain land, buildings, equipment, and cold storage facilities under operating leases which primarily are one year in duration and contain annual renewal options. Rental expense in 1996 totaled $3,987,000, including charges based on quantities stored amounting to $970,000.

6. Income Taxes

Significant components of the Company's deferred tax assets and liabilities at April 30, 1996 are as follows:

Deferred tax liabilities:
     Depreciation                                           $3,048,000
     Goodwill                                                  482,000
     Other                                                     118,000
Total deferred tax liabilities                               3,648,000


Deferred tax assets:
     Vacation                                                  236,000
     Trademark                                                 466,000
     Coupon accrual                                            664,000
     Inventory capitalization                                  226,000
     Package design costs                                      239,000
     Noncompete amortization                                   130,000
     Other                                                      27,000
Total deferred tax assets                                    1,988,000
Net deferred tax liabilities                                $1,660,000

Significant components of the provision for income taxes are as follows:

                                                              1996

Current:
     Federal                                               $ (951,000)
     State and local                                          231,000
Deferred                                                    1,663,000
                                                           $  943,000

A reconciliation of the statutory federal income tax rate and the effective tax rate follows:


                                                              1996
Statutory federal income tax rate                                35%
Increase in income taxes resulting from
     state and local income taxes, net of
     federal income tax benefit                                   6
Effective income tax rate                                        41%

Estimated state income taxes paid                            $631,000